CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-SEPT-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       09-SEPT-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002B                     FOR THE PERIOD ENDED:  25-AUG-02
                                              LOCK-OUT DATE:         AUG-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                CLASS I A-1F      CLASS I A-1V       CLASS I A-2     CLASS 1 A-3
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   606,476.77      1,939,945.54        389,176.93      251,841.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    166,290.84        563,870.08
    (B) PARTIAL PREPAYMENTS RECEIVED                                47,430.04        160,828.94
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)             329,505.89      1,117,310.52
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                      543,226.77      1,842,009.54              0.00           0.00

(C) INTEREST DISTRIBUTION                                           63,250.00         97,936.00        389,176.93      251,841.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         63,250.00         97,936.00        389,176.93      251,841.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         30,000,000.00    101,726,000.00    120,364,000.00   64,300,000.00
    LESS: PRINCIPAL DISTRIBUTION                                   543,226.77      1,842,009.54              0.00            0.00
                                                                -------------     -------------     -------------   -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             29,456,773.23     99,883,990.46    120,364,000.00   64,300,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          390,625.00     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1F          0.98189244
    SECTION 6.02 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1V          0.98189244
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-2           1.00000000
                                                                  ------------    CLASS I A-3           1.00000000
 TOTAL FEES DUE SERVICER                                           390,625.00     CLASS I A-4           1.00000000
                                                                                  CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-4       CLASS I A-5     CLASS 1 M-1      CLASS 1 B-1
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   467,735.33        118,875.00      106,833.33         91,406.25

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00            0.00

(C) INTEREST DISTRIBUTION                                          467,735.33        118,875.00        106,833.33       91,406.25
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------    ------------
TOTAL INTEREST DISTRIBUTION                                        467,735.33        118,875.00        106,833.33       91,406.25

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         96,110,000.00     22,500,000.00     20,000,000.00   18,750,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00            0.00
                                                                -------------     -------------     -------------    ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             96,110,000.00     22,500,000.00     20,000,000.00   18,750,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                            30,000,000.00           2.5300%        1.7888%   Libor
    SECTION 6.02 REIMBURSEMENT AMOUNT                           101,726,000.00           2.0388%          0.25%   Spread
    REIMBURSEABLE FEES                                          120,364,000.00           3.8800%
                                                                 64,300,000.00           4.7000%
 TOTAL FEES DUE SERVICER                                         96,110,000.00           5.8400%
                                                                 22,500,000.00           6.3400%
                                                                 20,000,000.00           6.4100%
                                                                 18,750,000.00           5.8500%
                                                                 26,250,000.00           7.8400%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   171,500.00

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00

(C) INTEREST DISTRIBUTION                                          171,500.00
    UNPAID INTEREST SHORTFALL                                            0.00
                                                                 ------------
TOTAL INTEREST DISTRIBUTION                                        171,500.00

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         26,250,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00
                                                                -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             26,250,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE
    SECTION 8.06 REIMBURSEMENT AMOUNT
    SECTION 6.02 REIMBURSEMENT AMOUNT
    REIMBURSEABLE FEES

 TOTAL FEES DUE SERVICER




CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-SEPT-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       09-SEPT-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002B                     FOR THE PERIOD ENDED:  25-AUG-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               163      5,686,048       31-59 Days Delinquent       71        2,687,421
    60-89 Days Delinquent                                39      1,151,959       60-89 Days Delinquent       31          825,618
    90+ Days Delinquent                                   0              0       90+ Days Delinquent          0                0

    3-Month Avg Thirty-Day Delinquency Ratio           N/A                       3-Month Avg Thirty-Day Delinquency Ratio   N/A
    3-Month Avg Sixty-Day Delinquency Ratio            N/A                       3-Month Avg Sixty-Day Delinquency Ratio    N/A

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                 394,836.81           Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount         0
(J) Principal Balance of Contracts in Repossession              259,305.17        Cumulative Acquisition Loss Amount            0

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.00%
                                                                                  Cumulative Realized Loss Ratio    0.00%
(L) (x) Class B-2 Formula Distribution Amount                   171,500.00
    (y) Remaining Amount Available                              566,336.81
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                    9            0.00

(Q) Principal Prepayments Paid                                1,655,075.39

(R) Scheduled Principal Payments                                730,160.92

(S) Weighted Average Interest Rate                                  10.06%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                3,291,203.20
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          1,941,687.19
(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                                 0.00
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                           0.00
(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                152,674.19
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                          150,963.57


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 390,625.00
   (iv)  Reimbursable Liquidation Expenses                                           0.00
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             390,625.00

Available Distribution Amount-Vanderbilt                                     2,747,904.01
Available Distribution Amount-Subservicer-21st                               1,790,723.62

To Class A And B                                                             4,143,790.82

Monthly Excess Cashflow                                                        394,836.81

Weighted Average Remaining Term (Months)                                           229.00

  Scheduled Balance Computation

  Prior Month Balance                                                      375,000,000.00


  Current Balance                                     372,662,412.49
     Adv Principal                                         88,924.90
     Del Principal                                        136,573.70
  Pool Scheduled Balance                                                   372,614,763.69


  Principal Payments In Full                            1,446,816.41
  Partial Prepayments                                     208,258.98

  Scheduled Principal                                     730,160.92

  Collateral Balance                                                       372,662,412.49
